                        GENEMEDICINE, INC.

              PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of GeneMedicine, Inc., a Delaware corporation ("GeneMedicine"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated November [__], 1998, and hereby appoints Stanley T. Crooke, M.D., Ph.D. and Richard A. Waldron, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to vote as designated on the reverse side, all shares of Common Stock of GeneMedicine that the undersigned is entitled to vote at the special meeting of stockholders of GeneMedicine to be held on January __, 1999, at 10:00 a.m., local time, at _______________ and at any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION AND THE MERGER, AND THE PROXIES, IN THEIR DISCRETION, WILL VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

         PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN
                   IT PROMPTLY IN THE ENCLOSED ENVELOPE

                                                         --------------
                                                              See
                                                            Reverse
                                                              Side
                                                         --------------


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/ X /    Please mark your
         choices like this



       THE GENEMEDICINE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                               FOLLOWING PROPOSAL.




                                   FOR  ABSTAIN  AGAINST
1.  Proposal to approve            / /    / /     / /        2. In their discretion, to
    and adopt the Agreement                                     vote upon such other
    and Plan of Merger and                                      business as may properly
    Reorganization, dated as                                    come before the Special
    of October 24, 1998, and                                    Meeting or any adjournment
    amended as of November 24, 1998,                            thereof, including, among
    by and among Megabios Corp., a                              other things, a motion to
    Delaware corporation ("Megabios"),                          adjourn the Special Meeting
    Montana Acquisition Sub, Inc.,                              to another time and/or place
    a Delaware corporation and a                                for, among other things, the
    wholly-owned subsidiary of                                  purpose of soliciting
    Megabios ("Acquisition Sub"),                               additional proxies.
    and GeneMedicine, and to
    approve the merger of
    Acquisition Sub with and
    into GeneMedicine.



_____________________  _______________________________    _____________, 199__
        Signature            (Signature if held jointly)          Dated


(Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partner, please sign partnership name by authorized person.)